EXHIBIT B
                                                                   ---------

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                         At September 30, 1997
                                                         ---------------------

CURRENT ASSETS
  Cash                                                          $141,557
  Accounts Receivable                                             97,528
                                                                --------

  Total Current Assets                                           239,085

PROPERTY & EQUIPMENT                                              28,812
                                                                --------

  TOTAL ASSETS                                                  $267,897
                                                                ========


EQUITY
  Contributed Capital - Hub Services, Inc.                       136,334
  Contributed Capital - Leidy Hub, Inc.                          131,563
                                                                --------

  TOTAL EQUITY                                                  $267,897
                                                                ========